Exhibit 23

Consent of Independent Auditors

The Board of Directors and Stockholders
Computer Associates International, Inc.:

We consent to incorporation by reference in the registration statements on Form S-3 (No. 333-99565) and on Form S-8 (Nos. 333-100896, 333-88916, 333-32942, 333-31284, 333-83147, 333-80883, 333-79727, 333-62055, 333-19071, 333-04801, 33-64377, 33-53915, 33-53572, 33-34607, 33-18322, 33-20797, 2-92355, 2-87495 and 2-79751) of Computer Associates International, Inc. of our report dated May 9, 2003, relating to the consolidated balance sheets of Computer Associates International, Inc. and subsidiaries as of March 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2003, and the related financial statement schedule, which report appears in the March 31, 2003, Annual Report on Form 10-K of Computer Associates International, Inc.

Our report dated May 9, 2003, contains an explanatory paragraph indicating that effective April 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

                                                                                                       /s/ KPMG

New York, New York
May 14, 2003